UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2020

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Exclusive License Agreement

On August 19, 2020 Capricor, Inc. (“Capricor”), a wholly-owned subsidiary of Capricor Therapeutics, Inc., a Delaware corporation (the “Company”) and Cedars-Sinai Medical Center (“CSMC”), entered into the Seventh Amendment to Exclusive License Agreement (the “7th Amendment”), thereby amending the Exosomes License Agreement previously entered into by the parties.  Under the 7th Amendment, (i) Capricor agrees that it shall be required to satisfy certain performance milestones with respect to product candidates covered by certain future patent rights in order to maintain an exclusive license to those future patent rights; failure to meet those milestones would cause CSMC to have the right to convert the license from exclusive to non-exclusive or co-exclusive, or to terminate the license, subject to Capricor’s right to license such patent rights for internal research purposes on a non-exclusive basis; (ii) CSMC acknowledges that Capricor has satisfied the performance milestones with respect to certain patent families corresponding to certain future patent rights, thereby maintaining its exclusive license to such patent rights; and (iii) CSMC and Capricor agree to make certain patent filings to update the inventors listed in such filings and to have CSMC exclusively license its interest therein to Capricor.

The Company expects to file the 7th Amendment as an exhibit to its next filing in which the 7th Amendment is required to be included and intends to seek confidential treatment for certain terms and provisions of the 7th Amendment. The foregoing description is a summary of the material terms of the 7th Amendment, does not purport to be complete, and is qualified in its entirety by reference to the text of the 7th Amendment when filed.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 20, 2020, the Board of the Company amended the Company’s Bylaws to add a new Article IX containing forum selection provisions.

The new Article IX provides that unless the Company consents in writing to the selection of an alternative forum, in connection with any of the following claims, the claim must be heard exclusively in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Company’s certificate of incorporation or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware.

The new Article IX also provides that unless the Company consents in writing to the selection of an alternative forum, in connection with any claims which may be brought involving the Company under the Securities Act of 1933, as amended, or any successor thereto, the federal district courts of the United States of America shall be the exclusive forum for the resolution of such claims.

The foregoing description is qualified in its entirety by reference to the full text of the amendment to the Company’s Bylaws, a copy of which is attached hereto as Exhibit 3.1  and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Capricor Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: August 25, 2020	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer